EXHIBIT 2

[LOGO] B                                BREAKWATER RESOURCES LTD.
                                        95 WELLINGTON STREET WEST, SUITE 950
                                        TORONTO, ONT., M5J 2N7
--------------------------------------------------------------------------------

                            Management Proxy Circular

QUESTIONS AND ANSWERS ON VOTING AND PROXIES

To ensure representation of your shares at the annual and special meeting of shareholders of Breakwater Resources Ltd. ("Breakwater" or the "Corporation") to be held in Toronto, Ontario, Tuesday, June 1, 2004 at 4:00 pm (the "Meeting") at the TSX Conference Centre located at The Exchange Tower, 130 King Street West, please complete, sign and return your proxy form or, if you are not a registered shareholder, the request for voting instructions form, as the case may be, that was sent to you, as soon as possible. It is important that your shares be represented at the Meeting and that your wishes be made known to the directors. This will be assured, whether or not you attend the Meeting, if you complete and sign the proxy form or request for voting instructions, as the case may be, that was sent to you and return it as soon as possible. The following questions and answers provide guidance on how to vote your shares. If you are not a registered shareholder, please refer to Q&A No. 17 below for a description of the procedure to be followed to vote your shares.

1. Q. WHO IS SOLICITING MY PROXY?

A. This management proxy circular (the "Circular") is provided in connection with the solicitation of proxies by the management and directors of Breakwater for use at the Meeting and at all adjournments thereof. It is anticipated that the solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally, by telephone, by facsimile or by email by officers, directors or regular employees of the Corporation. The Corporation may also retain, and pay a fee to, one or more professional proxy solicitation firms to solicit proxies from the shareholders of the Corporation. Breakwater may pay brokers or other persons holding common shares of the Corporation ("Common Shares") in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and this Circular to beneficial owners of Common Shares and obtaining proxies therefrom. THE SOLICITATION OF PROXIES BY THIS CIRCULAR IS BEING MADE BY AND ON BEHALF OF THE MANAGEMENT AND DIRECTORS OF BREAKWATER. The cost of the solicitation will be borne by the Corporation.

2. Q. WHAT AM I VOTING ON?

A.

1. The election of the directors to the board of directors of the Corporation,
2. the appointment of the auditors of the Corporation until the next annual meeting,
3. the proposed amendment to the share incentive plan of the Corporation, and
4.      the granting of 4,000,000 options to purchase Common Shares

Shares may be voted for or withheld from voting on the election of directors and the appointment of auditors and voted for or against the proposed amendment to the share incentive plan of the Corporation and the grant of options to purchase Common Shares. AS INDICATED ELSEWHERE IN THIS CIRCULAR, THE CORPORATION'S BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT SHAREHOLDERS VOTE FOR THE ABOVE RESOLUTIONS.

3. Q. WHAT DOCUMENTS FORM PART OF THE PACKAGE SENT TO ME?

A. In addition to the usual annual corporate documents (i.e., Breakwater's 2003 Annual Report, this Circular and the proxy form) you will find included in your package a supplemental mail list card.

4. Q. WHO IS ENTITLED TO VOTE?

A. Shareholders as of the close of business on April 13, 2004 or their duly appointed proxies will be entitled to attend the Meeting or to register a vote. If you have acquired Common Shares after April 13, 2004, please refer to Q&A No. 13 to determine whether and how you may vote such shares.

5. Q. HOW DO I VOTE?

A. There are two ways that you can vote your shares if you are a REGISTERED shareholder.

You may vote in person at the Meeting, or you may complete and sign the enclosed proxy form appointing the named persons or some other person you choose to represent you and vote your shares at the Meeting. If you wish to vote in person at the Meeting, do not complete or return the proxy form. Your vote will be taken and counted at the Meeting. Completing, signing and returning your proxy form does not preclude you from attending the Meeting in person.

If you do not wish to attend the Meeting or do not wish to vote in person, your proxy will be voted for or against or withheld from voting in accordance with your wishes as specified thereon on any ballot that may be called at the Meeting. A PROXY MUST BE IN WRITING AND MUST BE EXECUTED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY AUTHORIZED IN WRITING OR, IF THE SHAREHOLDER IS A CORPORATION, BY AN OFFICER OR ATTORNEY THEREOF DULY AUTHORIZED.

If your shares are held in a brokerage account or REGISTERED in the name of some other NOMINEE, please see Q&A No. 17 for voting instructions.

6. Q. HOW DO I ATTEND THE MEETING IN PERSON?

A. Shareholders should present themselves to a representative of Breakwater's transfer agent, Computershare Trust Company of Canada, at the Meeting. Persons who are not proxyholders or shareholders may be admitted subject to the discretion of the chairman of the Meeting and subject to any space constraints after addressing themselves to a representative of Computershare Trust Company of Canada. Non-registered shareholders wishing to attend the Meeting should refer to Q&A No. 17.

7. Q. WHAT IF I SIGN THE PROXY FORM ENCLOSED WITH THIS CIRCULAR?

A. Signing the enclosed proxy form gives authority to Mr. Garth A.C. MacRae or Mr. Colin K. Benner, both of whom are directors of the Corporation, to vote your shares at the Meeting.

8. Q. CAN I APPOINT SOMEONE OTHER THAN THESE DIRECTORS TO VOTE MY SHARES?

A. YES. WRITE THE NAME OF THIS PERSON, WHO NEED NOT BE A SHAREHOLDER, IN THE BLANK SPACE PROVIDED IN THE PROXY FORM. (NOTE: IT IS IMPORTANT TO ENSURE THAT ANY OTHER PERSON YOU APPOINT IS ATTENDING THE MEETING AND IS AWARE THAT HIS OR HER APPOINTMENT HAS BEEN MADE TO VOTE YOUR SHARES. PROXYHOLDERS SHOULD, AT THE MEETING, PRESENT THEMSELVES TO A REPRESENTATIVE OF

COMPUTERSHARE TRUST COMPANY OF CANADA.)

9. Q. WHAT DO I DO WITH MY COMPLETED PROXY FORM?

A. Return it to the Corporation's transfer agent, Computershare Trust Company of Canada, in the envelope provided so that it arrives NO LATER THAN 5:00 P.M. (TORONTO TIME) ON FRIDAY, MAY 28, 2004. All shares represented by properly executed proxy forms received by Computershare Trust Company of Canada prior to such time will be voted for or against or withheld from voting, in accordance with your instructions as specified in the proxy form, on any ballot that may be called at the Meeting.

10. Q. HOW WILL MY SHARES BE VOTED IF I GIVE MY PROXY?

A. The persons named in the proxy form MUST vote or withhold from voting your shares in accordance with your directions. IN THE ABSENCE OF SUCH DIRECTIONS, HOWEVER, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF AUDITORS, FOR THE PROPOSED AMENDMENTS TO THE SHARE INCENTIVE PLAN OF THE CORPORATION AND FOR THE GRANT OF OPTIONS TO PURCHASE COMMON SHARES AS SET OUT IN THIS CIRCULAR.

11. Q. IF I CHANGE MY MIND, CAN I TAKE BACK MY PROXY ONCE I HAVE GIVEN IT?

A. Yes. A shareholder who has given a proxy may revoke it by depositing an instrument in writing (which includes another proxy form with a later date) executed by the shareholder or by the shareholder's attorney authorized in writing with the Corporate Secretary, c/o Breakwater Resources Ltd. at 95 Wellington Street West, Suite 950, Toronto, Ontario M5J 2N7 at any time up to and including the second last business day preceding the day of the Meeting, or any adjournment or postponement thereof, or by depositing it with the chairman of the Meeting on the day of the Meeting, or any adjournment or postponement thereof. A shareholder may also revoke a proxy in any other manner permitted by law.

It should be noted that the participation in person by a shareholder in a vote by ballot at the Meeting will automatically revoke any proxy which has been previously given by the shareholder in respect of business covered by that vote.

12. Q. WHAT IF AMENDMENTS ARE MADE TO THESE MATTERS OR IF OTHER MATTERS ARE BROUGHT BEFORE THE MEETING?

A. The person named in the proxy form will have discretionary authority with respect to amendments or variations to matters identified in the notice of the Meeting and to other matters which may properly come before the Meeting. As of the date of this Circular, the management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the proxy form will vote on them in accordance with their best judgment.

13. Q. WHAT IF OWNERSHIP OF SHARES IS TRANSFERRED AFTER APRIL 13, 2004?

A. The person who acquires shares after April 13, 2004 (the "transferee") must produce properly endorsed share certificates or otherwise establish that he or she owns the shares and must ask the Corporation's transfer agent, Computershare Trust Company of Canada, no later than the close of business on May 21, 2004 that his or her name be included in the list of shareholders before the Meeting in order to be entitled to vote these shares. If the transferee does not satisfy these requirements, the transferor will continue to be entitled to vote these shares.

14. Q. HOW WILL THE VOTES BE COUNTED?

        A. The election of directors, the appointment of auditors and the amendments to the share option plan and share purchase plan portions of the share incentive plan of the Corporation will each be determined by a majority of the votes cast. The amendment to the share bonus plan portion of the share incentive plan of the Corporation and the grant of options to purchase Common Shares will be determined by a majority of the votes cast by disinterested shareholders. In the first circumstance shareholders who will not be eligible to vote comprise any officer or director who is eligible to receive common shares issued under the share bonus plan portion of the share incentive plan. In the second circumstance shareholders who will not be eligible to vote comprise any individual who was subject to the grant of options to purchase Common Shares for which the Corporation is seeking approval.

15. Q. WHO COUNTS THE VOTES?

A. The Corporation's transfer agent, Computershare Trust Company of Canada, counts and tabulates the proxies. This is done independently of the Corporation to preserve the confidentiality of individual shareholder votes.

Proxies are referred to the Corporation only in cases where a shareholder clearly intends to communicate with management (by making a written statement on the proxy form), in the event of a proxy contest or when it is necessary to do so to meet the requirements of applicable law.

16. Q. HOW CAN I CONTACT THE TRANSFER AGENT?

A. You can contact the transfer agent at the following locations:

Computershare Trust Company of Canada
Stock Transfer Services
100 University Avenue
9th Floor
Toronto, ON
M5J 2Y1
Telephone: (514) 982-7555 or (800) 564-6253
Facsimile:  (866) 249-7775 or (416) 263-9524

Stock Transfer Services
510 Burrard Street
2nd Floor
Vancouver, BC
V6C 3B9
Telephone: (514) 982-7555 or (800) 564-6253
Facsimile:  (866) 249-7775

Computershare Trust Company, Inc.
Stock Transfer Services
350 Indiana Street
Suite 800
Golden, Colorado
80401
Telephone:  (303) 262-0600
Facsimile:   (303) 262-0603

Web site: www.computershare.com
 E-mail:  service@computershare.com

17. Q. IF MY SHARES ARE NOT REGISTERED IN MY NAME BUT ARE HELD IN THE NAME OF A NOMINEE (A BANK, TRUST COMPANY, SECURITIES BROKER, TRUSTEE OR OTHER), HOW DO I VOTE MY SHARES?

A. If you are a non-registered shareholder, there are, as discussed below, TWO ways that you can vote your shares held by your nominee. Applicable securities laws require your nominee to seek voting instructions from you in advance of the meeting. Accordingly, you will receive or have already received from your nominee either a request for voting instructions or a proxy form for the number of shares you hold. Every nominee has its own mailing procedures and provides its own signing and return instructions, which should be carefully followed by non-registered shareholders to ensure that their shares are voted at the meeting.

Accordingly, for your shares to be voted for you, please follow the voting instructions provided by your nominee. HOWEVER, IF YOU WISH TO VOTE IN PERSON AT THE MEETING, INSERT YOUR OWN NAME IN THE SPACE PROVIDED ON THE REQUEST FOR VOTING INSTRUCTIONS OR PROXY FORM TO APPOINT YOURSELF AS PROXYHOLDER AND FOLLOW THE SIGNING AND RETURN INSTRUCTIONS OF YOUR NOMINEE. NON-REGISTERED SHAREHOLDERS WHO APPOINT THEMSELVES AS PROXYHOLDERS SHOULD, AT THE MEETING, PRESENT THEMSELVES TO A REPRESENTATIVE OF COMPUTERSHARE TRUST COMPANY OF CANADA.

18. Q. WHAT IS THE SUPPLEMENTAL MAIL LIST CARD FOR?

A. If you are a non-registered shareholder you may not receive Breakwater's quarterly financial statements from your nominee. You may elect to receive the quarterly financial statements by completing and returning the card with your name and address and you will be added to the Corporation's supplemental mailing list.

19. Q. IF I WISH TO SUBMIT A SHAREHOLDER PROPOSAL FOR CONSIDERATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS WHAT IS THE DEADLINE FOR SUBMITTING SUCH PROPOSAL?

A. The last date for submitting a shareholder's proposal is January 28, 2005.

No person is authorized to give any information or to make any representation other than those contained in this Circular and, if given or made, such information or representation should not be relied upon as having been authorized by the management or directors of the Corporation. The delivery of this Circular shall not, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Circular. Except as otherwise indicated herein, the information contained herein is given as of April 29, 2004.

VOTING SECURITIES AND PRINCIPAL HOLDER THEREOF

        The Corporation is authorized to issue an unlimited number of Common Shares and 200,000,000 preferred shares, issuable in series. There are no preferred shares outstanding. On April 29, 2004 there were 344,490,932 Common Shares outstanding. Each Common Share entitles the holder of record thereof to one vote at all meetings of shareholders of the Corporation, except at meetings at which only holders of another class or series of shares of the Corporation are entitled to vote.

        As at April 29, 2004, to the knowledge of the directors and officers of the Corporation, the only persons, firms or corporations which beneficially own, directly or indirectly, or exercise control or direction over, voting securities of the Corporation carrying more than 10 percent of the voting rights attaching to any class of voting securities of the Corporation are as follows:


--------------------------------------- --------------------------- -------------------------------
         Name and Municipality                                             Percentage of
             of Residence                 Number of Common Shares     Outstanding Common Shares
--------------------------------------- --------------------------- -------------------------------
Dundee Bancorp Inc.(1)                         52,078,651(2)                    15.1%
Toronto, Ontario
--------------------------------------- --------------------------- -------------------------------
Wellington Management Company, LLP               46,138,504                     13.4%
Boston, Massachusetts
--------------------------------------- --------------------------- -------------------------------
(1) Dundee Bancorp Inc. also holds 30,801,410 warrants to purchase Common Shares at $0.20 and
1,000,000 warrants to purchase Common Shares at $0.19.
(2) 51,893,651 Common Shares are held indirectly through a wholly-owned subsidiary of Dundee
Bancorp Inc. and 185,000 Common Shares are held in accounts, managed by subsidiaries of Dundee
Bancorp Inc.

ELECTION OF DIRECTORS

        Shareholders of the Corporation will be asked to elect seven directors for the ensuing year. The persons named in the form of proxy accompanying this Circular intend to vote for the election of the nominees whose names are set forth below, each of whom is now a director of the Corporation and has been a director of the Corporation since the date indicated, unless the shareholder who has given such proxy has directed that the Common Shares represented by such proxy be withheld from voting in respect of the election of directors of the Corporation. Management of the Corporation does not contemplate that any of the nominees will be unable to serve as a director of the Corporation for the ensuing year but if that should occur for any reason prior to the Meeting or any adjournment thereof, the persons named in the form of proxy accompanying this Circular have the right to vote for the election of the remaining nominees and may vote for the election of a substitute nominee in their discretion. Each director elected will hold office until the close of business on the day of the first annual meeting of the shareholders of the Corporation following his election unless his office is earlier vacated in accordance with the by-laws of the Corporation.

        The names of the nominees, their position with the Corporation, their principal occupation during the last five years, the dates upon which they became directors of the Corporation and the number of Common Shares beneficially owned by them, directly or indirectly, or over which control or direction is exercised by them as of April 29, 2004, are as follows:


----------------- -------------------------- ------------------------------------- ------------------ ----------------
                                                                                                      COMMON SHARES
NAME,                                                                                                 HELD OR OVER
PROVINCE AND                                                                                          WHICH CONTROL
COUNTRY OF                                                                         DATE ELECTED       OR DIRECTION
RESIDENCE         POSITION WITH CORPORATION  PRINCIPAL OCCUPATION                  DIRECTOR           IS EXERCISED(1)
----------------- -------------------------- ------------------------------------- ------------------ ----------------
Colin K. Benner   President, Chief           Officer of the Corporation            June 7, 1995             648,861
Ontario, Canada   Executive Officer and
                  Director
----------------- -------------------------- ------------------------------------- ------------------ ----------------
Gordon F. Bub     Director                   President and Chief Executive         Nov. 12, 1993             27,500
Ontario, Canada                              Officer, Gold Hawk Resources Inc.,
                                             a precious metals exploration
                                             company
----------------- -------------------------- ------------------------------------- ------------------ ----------------
Donald K.         Director                   Executive Vice President, Dundee      June 14, 1999             41,560(2)
Charter                                      Bancorp Inc. and Dundee Wealth
Ontario, Canada                              Management Inc., a financial
                                             service company, and Chairman and
                                             Chief Executive Officer, Dundee
                                             Securities Corporation, an
                                             investment dealer
----------------- -------------------------- ------------------------------------- ------------------ ----------------

----------------- -------------------------- ------------------------------------- ------------------ ----------------
Jonathan C.       Director                   President and Chief Executive         June 19, 2001             80,850(2)
Goodman                                      Officer, Dundee Precious Metals
Ontario, Canada                              Inc., a gold mining company,
                                             Director, Dundee Bancorp Inc.
----------------- -------------------------- ------------------------------------- ------------------ ----------------
Garth A.C.        Chairman and Director      Vice-Chairman, Dundee Bancorp Inc.,   Sept. 9, 1993            343,635(2)
MacRae                                       a merchant banking and financial
Ontario, Canada                              service company
----------------- -------------------------- ------------------------------------- ------------------ ----------------
Allen J.          Director                   President and Chief Executive         Sept. 9, 1993                  Nil
Palmiere                                     Officer, Silk Road Resources Ltd.
Ontario, Canada
----------------- -------------------------- ------------------------------------- ------------------ ----------------
A. Murray         Director                   President, Quest Ventures Ltd., a     Nov. 20, 1992                  Nil
Sinclair, Jr.                                merchant banking company
British
Columbia, Canada
----------------- -------------------------- ------------------------------------- ------------------ ----------------
(1) The number of Common Shares beneficially owned or over which control or direction is exercised has been furnished by the respective nominee.
(2) See Voting Securities and Principal Holder Thereof.

        Each of the foregoing directors has held his or her present or principal occupation or similar positions with his or her present employer or its predecessor or affiliates for the past five years except for Mr. Benner who, prior to November 30, 2001, was President and Chief Operating Officer of the Corporation, Mr. Bub who, prior to November 30, 2001, was Chairman and Chief Executive Officer of the Corporation and Mr. Palmiere who, prior to May 2003, was Vice President and Chief Financial Officer of Zemex Corporation, an industrial minerals company.

COMMITTEES OF THE DIRECTORS

        The audit committee of the directors of the Corporation is composed of three directors, being Messrs. Palmiere, Sinclair and Goodman. The compensation committee of the directors of the Corporation is currently composed of three directors Messrs. Charter, Palmiere and Sinclair. The hedging committee of the Corporation is composed of two directors, being Messrs. Benner and MacRae, and a senior officer of the Corporation, being Richard R. Godfrey, Vice President, Finance and Chief Financial Officer (Acting). The directors of the Corporation have not appointed an executive committee.

                             EXECUTIVE COMPENSATION

        The following table sets forth all annual and long-term compensation for services in all capacities rendered to the Corporation and its subsidiaries for the financial years of the Corporation ended December 31, 2003, 2002 and 2001 in respect of each of the individuals who were, during the year ended December 31, 2003, the Chief Executive Officer of the Corporation and, as at December 31, 2003, the four other most highly compensated executive officers of the Corporation (collectively the "Named Executive Officers").


SUMMARY COMPENSATION TABLE
------------------------------ ------- ------------------------------------------ ---------------- ----------------
                                                                                     Long-term
                                                  Annual Compensation              Compensation
                                                                                      Awards
                                       ------------------------------------------ ----------------
                                                                                    Securities
                                                                                       Under
                                                                    Other Annual     Options          All Other
Name and Principal                         Salary       Bonus     Compensation(1)   Granted(2)      Compensation(3)
Position                        Year        ($)          ($)            ($)             (#)               ($)
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
Colin K. Benner                 2003        500,000      200,000               -        1,000,000           13,500
  President and                 2002        408,430   175,000(4)       56,888(5)        1,000,000           13,500
  Chief Executive Officer       2001        400,000       75,000               -                -           13,500
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
Rene R. Galipeau                2003        275,000            -         1,625(6)         250,000           13,500
  Executive Vice President      2002        275,000       36,000         1,375(6)         150,000           13,500
  and Chief Financial Officer   2001        275,000       35,000         2,750(6)               -           13,500
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
J. Steven Hayes                 2003        166,667       36,000               -                -           75,000
  Vice President, Marketing     2002        145,000        5,000               -          100,000           13,500
                                2001        145,000       10,000          13,500                -           13,500
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
William M. Heath                2003        190,000       47,500               -          150,000           13,500
  Vice President,               2002        190,000       88,000        3,275(5)          100,000           13,500
  Administration                2001        175,000       20,000               -                -           13,500
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
John B. McCombe                 2003     US$151,667    US$47,500    US$77,720(7)                -                -
  Vice President,               2002     US$130,002            -    US$82,065(7)          100,000                -
  Latin American Operations     2001     US$120,000            -    US$81,090(7)                -                -
------------------------------ ------- ------------- ----------- ---------------- ---------------- ----------------
(1)  Where no figures have been provided, the only other annual compensation was taxable benefits that did not exceed minimum threshold disclosure levels.
(2)  Options granted under the share option plan comprising part of the share incentive plan of the Corporation.
(3)  Except in the case of Mr. McCombe, represents the dollar value of any contribution paid by the Corporation during the year with respect to a registered retirement savings plan for the benefit of the Named Executive
     Officer.
(4)  This bonus comprises a cash payment of $125,000 paid in April of 2003 and the issue, in February 2003, of
     200,000  Common Shares from the share bonus plan portion of the share  incentive plan of the  Corporation,  the fair market value of which was $50,000 on the day the compensation was awarded.
(5)  Represents a payout of vacation time earned but not taken.
(6)  Represents the dollar value of imputed interest benefits from loans provided to the Mr. Galipeau by the
     Corporation as computed in accordance with the Income Tax Act (Canada).
(7)  Represents a US$42,000 housing allowance per annum with the balance applicable to education expenses incurred on behalf of Mr. McCombe.

        The following table sets forth information regarding options granted during the financial year of the Corporation ended December 31, 2003, to the Named Executive Officers.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

------------------------- --------------- --------------- --------------- ----------------- -----------------------
                                                                            Market Value
                                             Percent of                    of Securities
                                           Total Options                     Underlying
                           Securities,       Granted to                    Options on the
                          Under Options     Employees in  Exercise Price  Date of Grant(1)
Name                         Granted       Financial Year  ($/security)     ($/security)      Expiration Date
------------------------- --------------- --------------- --------------- ----------------- -----------------------
Colin K. Benner                 1,000,000          61.0%          $0.255       $0.255            February 27, 2013
                            Common Shares
------------------------- --------------- --------------- --------------- ----------------- -----------------------
Rene R. Galipeau                  250,000          15.2%           $0.29       $0.29            September 11, 2013
                            Common Shares
------------------------- --------------- --------------- --------------- ----------------- -----------------------
J. Steven Hayes                    75,000           4.6%          $0.285       $0.285              August 11, 2013
                            Common Shares
------------------------- --------------- --------------- --------------- ----------------- -----------------------
William M. Heath                  150,000           9.1%          $0.285       $0.285              August 11, 2013
                            Common Shares
------------------------- --------------- --------------- --------------- ----------------- -----------------------
John B. McCombe                  0                   n/a             n/a        n/a                            n/a
                            Common Shares
------------------------- --------------- --------------- --------------- ----------------- -----------------------
(1)  Reflects the closing price of the Common  Shares on the Toronto  Stock  Exchange on the day before the date of grant.

        The following table sets forth information regarding exercises of options during the financial year of the Corporation ended December 31, 2003, by the Named Executive Officers and the value as at December 31, 2003 of unexercised options held by the Named Executive Officers on an aggregate basis.


AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL
YEAR-END OPTION VALUES

------------------------ ------------- ------------- --------------------------- -------------------------------------
                          Securities    Aggregate      Unexercised Options at            Value of Unexercised
                           Acquired       Value                FY-End               in-the-money Options at FY-End
Name                     on Exercise     Realized        December 31, 2003               December 31, 2003(1)
------------------------ ------------- ------------- --------------------------- -------------------------------------
                                                     Exercisable  Unexercisable     Exercisable       Unexercisable
                             (#)           ($)           (#)           (#)              ($)                ($)
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
Colin K. Benner            250,000       113,500       1,926,667        333,333            572,500            150,000
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
Rene R. Galipeau              -             -            496,667        183,333             92,500             72,500
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
J. Steven Hayes               -             -            166,667         83,333             38,875             32,750
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
William M. Heath              -             -            266,667        133,333             62,500             31,250
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
John B. McCombe               -             -            151,667         33,333             30,000             15,000
------------------------ ------------- ------------- ------------ -------------- ------------------ ------------------
(2)  Based upon the closing  price of the Common  Shares on the Toronto  Stock  Exchange on December 31, 2003 of
     $0.64.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to compensation plans under which Common Shares are authorized for issue for the financial year of the Corporation ended December 31, 2003.

------------------------------- ---------------------------- -------------------------- ---------------------------
                                                                                            Number of securities
                                                                                          remaining available for
                                 Number of securities to be   Weighted-average exercise    future issuance under
                                  issued upon exercise of       price of outstanding     equity compensation plans
                                    outstanding options,        options, warrants and      (excluding securities
                                    warrants and rights                rights             reflected in column (a)

        PLAN CATEGORY                       (a)                          (b)                         (c)
------------------------------- ---------------------------- -------------------------- ---------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITYHOLDERS                       9,647,434             $1.22                              18,332
------------------------------- ---------------------------- -------------------------- ---------------------------
EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITYHOLDERS                               -                 -                                   -
------------------------------- ---------------------------- -------------------------- ---------------------------
            TOTAL                                 9,647,434             $1.22                              18,332
------------------------------- ---------------------------- -------------------------- ---------------------------

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

        Colin K. Benner has entered into a four-year employment agreement with the Corporation, which expires on December 31, 2006, and which is effective as of December 19, 2002. The agreement calls for automatic renewal for two-year terms beyond that termination date unless Mr. Benner's employment with the Corporation is terminated.

        Mr. Benner's agreement provides for an annual salary of $500,000, which amount is reviewed annually by the compensation committee of the directors of the Corporation. It further stipulates that the annual salary paid to Mr. Benner would be limited to $400,000 while the Corporation was experiencing financial hardship. The difference between these two amounts was to be deferred, and payment of this deferred amount, in a lump sum, and the implementation of the higher salary level, would occur when Mr. Benner and the directors of the Corporation mutually agreed that the financial affairs of the Corporation were improved, allowing such payments.

        By way of letter to the directors of the Corporation dated January 6, 2004, Mr. Benner acknowledged that the deferral terms of his employment agreement had been satisfied, that all deferred amounts had been paid, and that Mr. Benner's base annual salary had been adjusted accordingly.

        In the event of termination of Mr. Benner's employment without cause, not associated with a change of control, Mr. Benner is entitled to either 30 months' written notice of termination or pay in lieu of notice, as well as benefits continuation for the 30-month period. If Mr. Benner elects to resign his employment with Breakwater, he will be required to provide no less than one months' written notice of his decision.

        The agreement defines a "change of control" as the acquisition by any group, other than Dundee Bancorp Inc. ("Dundee") or an affiliate of Dundee, of sufficient security that the acquiring group establishes the right to cast more than 30 percent of the votes that may be cast to elect directors of the Corporation, AND the exercise of such voting rights causes the incumbent directors of the Corporation to cease to be the majority.

        In the event of a change of control, Mr. Benner has the unilateral right to terminate his employment by providing notice to the Corporation, at which time he will be paid a lump sum equal to 250 percent of his base annual salary at the time notice is given plus an amount equal to 250 percent of the average of any bonuses paid to Mr. Benner in the prior three financial years. In the event that Mr. Benner's employment is terminated without cause following a change of control, he will be entitled to these two payments plus payment in lieu of benefits.

COMPOSITION OF THE COMPENSATION COMMITTEE

        The members of the Compensation Committee during the financial year ended December 31, 2003, were Donald K. Charter, Allen J. Palmiere and A. Murray Sinclair, Jr. No member of the Compensation Committee was an officer or employee of the Corporation or any of its subsidiaries during the year ended December 31, 2003. Mr. Charter is an Executive Vice President of Dundee and is the Chairman and Chief Executive Officer of Dundee Securities Corporation ("DSC"). DSC is an indirect, partially-owned subsidiary of Dundee.

        The Compensation Committee makes determinations and recommendations to the directors of the Corporation concerning the cash and incentive compensation of the executive officers of the Corporation. The Compensation Committee, which met once in 2003, has furnished the following report on executive compensation.

REPORT ON EXECUTIVE COMPENSATION

        The primary goal of the Compensation Committee is to ensure that the compensation provided to the executive officers of the Corporation is determined with regard to the business strategies and objectives of the Corporation, such that the financial interest of the executive officers of the Corporation is consistent with the financial interest of the shareholders of the Corporation. The Compensation Committee strives to ensure that the executive officers of the Corporation are paid fairly and commensurate with their contributions to furthering the strategic direction and objectives of the Corporation. The Compensation Committee reviews, recommends and/or determines all elements of the compensation of the executive officers of the Corporation on an annual basis and periodically retains an independent consultant to evaluate the compensation levels and policies relative to the market for executives in positions similar to those of the executive officers of the Corporation. The Compensation Committee has developed the following executive compensation philosophy and policies to meet the foregoing objectives.

BASE SALARIES. The Compensation Committee recommends base salaries for each of the executive officers of the Corporation on an individual basis, taking into consideration the individual's performance and contributions to the success of the Corporation, tenure in the job, competitive industry pay practices for comparable positions and internal equities among positions. A periodic survey of companies of similar size in terms of sales revenues, lines of business, geographic location and employment levels provides insight into competitive base salaries.

ANNUAL INCENTIVES. The executive officers of the Corporation have an opportunity to earn annual bonuses. Award opportunities vary based on the individual's position and contributions to the performance of the Corporation. Bonuses are paid based on the performance of the individual and the results of the Corporation measured against its annual budget.

LONG-TERM INCENTIVES. The Compensation Committee believes that options to purchase Common Shares encourage the executive officers of the Corporation to own and hold Common Shares and tie their long-term interests directly to those of the shareholders of the Corporation. Under the terms of the share option plan portion of the share incentive plan of the Corporation, the directors of the Corporation, acting on the recommendations of the Compensation Committee, may designate employees, including executive officers, eligible to receive options to acquire such numbers of Common Shares as the directors determine at the then current trading price of the Common Shares on the Toronto Stock Exchange (the "TSX").

        When granting options, consideration is given to the exercise price of the aggregate options that would be held by the executive officer of the Corporation after the grant under consideration is made. In determining individual grants of options, the Compensation Committee considers the following factors, among others, the performance and contributions to the success of the Corporation of the executive officer, the relative position of the executive officer, the years of service of the executive officer and past grants of options to the executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The components of the total compensation of Mr. Colin Benner, the Chief Executive Officer of the Corporation and the manner in which they are reviewed and evaluated by the Compensation Committee are similar to those for other executive officers of the Corporation. Mr. Benner receives a base salary and annual incentive compensation, if any, based on the performance of the Corporation and his individual performance. The review of Mr. Benner's performance includes achieving production targets, strategy and financial performance of the Corporation. On February 28, 2003, Mr. Benner received, as partial payment for an incentive bonus for the financial year ended December 31, 2002, 1,000,000 options to purchase Common Shares at an exercise price of $0.255 and 200,000 Common Shares under the share bonus plan portion of the share incentive plan of the Corporation. In April 2003, Mr. Benner received $125,000 representing the balance of the incentive bonus payable for 2002. In March 2004, Mr. Benner received $200,000 and 1,500,000 options to purchase Common Shares at an exercise price of $0.67, subject to regulatory and shareholder approval, as an incentive bonus payable for 2003.

Effective March 11, 2004, Mr. Rene R. Galipeau, Executive Vice President and Chief Financial Officer resigned in order to pursue other interests. Mr. Richard
R. Godfrey, Vice President, Finance was appointed to the position of Chief Financial Officer (Acting).

SUMMARY. The Compensation Committee will continue to evaluate the executive compensation programs of the Corporation on an ongoing basis to ensure that the compensation practices and philosophies of the Corporation are consistent with the objective of enhancing shareholder value.

The members of the Compensation Committee have provided the foregoing report.

        Donald K. Charter
        Allen J. Palmiere
        A. Murray Sinclair, Jr.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following table shows the yearly percentage change in the cumulative shareholder return on the Common Shares compared to the cumulative total return of the S&P/TSX Composite (formerly the TSE 300 Index) for the past five years assuming an investment of $100 on December 31, 1998.

---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------
Cdn. $                                                 1998         1999         2000         2001        2002        2003
---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------
Stock Closing Price @ December 31                      0.95         3.99         1.45         0.21        0.14        0.64
---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------
Corporation Total Return - Base 1998                    100          420          153           22          15          67
---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------
Total Return Index - S&P/TSX Composite            13,648.84    17,977.46    19,309.36    16,881.75    14782.01    18732.48
---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------
Total Return Index - Base 1998                          100          132          141          124         108         137
---------------------------------------------- ------------- ------------ ------------ ------------ ----------- -----------

        The following table is a graphical representation of the above-noted information.




                              [PERFORMANCE GRAPH]




COMPENSATION OF DIRECTORS

        In October 1996, the Corporation implemented a standard arrangement pursuant to which non-management directors of the Corporation are compensated for their services in their capacity as directors. Non-management directors are paid $5,000 per annum and $750 per meeting attended (either of the directors or of a committee thereof). The directors of the Corporation are eligible to participate in the share incentive plan of the Corporation. Effective January 1, 2004 non-management directors are to receive $15,000 per annum and $1,000 per meeting attended (either of the directors or of a committee thereof). In addition, any non-management chair of a committee of the directors is to receive $5,000 per annum.

        The following table sets forth information regarding amounts earned by non-management directors of Breakwater for their services as directors during the financial year of the Corporation ended December 31, 2003.

------------------------- ------------------------------ ----------------------------- ---------------
Director                   Directors' Meetings Attended   Committee Meetings Attended   2003 Earnings
------------------------- ------------------------------ ----------------------------- ---------------
Gordon F. Bub                         6                           n/a                          $9,500
------------------------- ------------------------------ ----------------------------- ---------------
Donald K. Charter                     3                            1                           $8,000
------------------------- ------------------------------ ----------------------------- ---------------
Jonathan C. Goodman                   5                            2                          $10,250
------------------------- ------------------------------ ----------------------------- ---------------
Allen J. Palmiere                     5                            4                          $11,750
------------------------- ------------------------------ ----------------------------- ---------------
A. Murray Sinclair, Jr.               4                            3                          $10,250
------------------------- ------------------------------ ----------------------------- ---------------

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

        The Corporation maintains directors' and officers' liability insurance for the directors and officers of the Corporation providing coverage in the amount of $25,000,000 in each policy year. The deductible amount on the policy is $250,000 and the total annual premium in 2003 was $233,500.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

        The following table sets forth details of the indebtedness to, or guaranteed or supported by, the Corporation or any of its subsidiaries of each director and executive officer of the Corporation and each associate of any such director or executive officer for the financial year of the Corporation ended December 31, 2003.


INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------- --------------- ---------------- -------------- -------------- ------------- ---------------
                                                Largest Amount                   Financially                     Amount
                                                  Outstanding       Amount        Assisted                      Forgiven
                                 Involvement      During Year     Outstanding    Securities                   During Year
                                of Corporation       Ended           as at        Purchases                      Ended
Name and                        or Subsidiary    December 31,      April 29,     During 2003   Security for   December 31,
Principal Position                                   2003            2004            (#)       Indebtedness       2003
------------------------------- --------------- ---------------- -------------- -------------- ------------- ---------------
Rene R. Galipeau(1)              Corporation        $50,000           $0              -             -              $0
   Executive Vice President        acted as
   and Chief Financial Officer      Lender
------------------------------- --------------- ---------------- -------------- -------------- ------------- ---------------
(1)  Mr. Galipeau executed and delivered to the Corporation a promissory note dated December 16, 1994 pursuant to which
     Mr. Galipeau agreed to pay to the Corporation, on demand, the amount of $50,000 plus interest calculated from
     December 16, 1994 to the date of repayment at the rate of 10 percent per annum on such portion of the principal amount as remains unpaid from time to time until such principal is fully paid. Mr. Galipeau used the proceeds of this loan to purchase 25,000 Common Shares. Mr. Galipeau has paid the accrued interest on this loan and, effective January 1, 1998, the arrangement with Mr. GaIipeau was amended to be non-interest bearing. Effective March 11, 2004 Mr. Galipeau's indebtedness was retired.

        The following table sets forth details of the aggregate indebtedness to, or guaranteed or supported by, the Corporation or any of its subsidiaries of employees of the Corporation or any of its subsidiaries for the financial year of the Corporation ended December 31, 2003.


INDEBTEDNESS OF EMPLOYEES
--------------------------------------------------------------------------------------------------------------------
                                             AGGREGATE INDEBTEDNESS ($)
--------------------------------------------------------------------------------------------------------------------
                   Purpose                       To the Company or its                  To Another Entity
                                                      Subsidiaries
-------------------------------------------- ------------------------------- ---------------------------------------
Share Purchases                                            -                                    -
-------------------------------------------- ------------------------------- ---------------------------------------
Other(1)                                                $50,000                                 -
-------------------------------------------- ------------------------------- ---------------------------------------

(1)  Mr. St-Pierre was transferred from the Langlois Mine to serve as General Manager of the Bouchard-Hebert
     Mine near Rouyn-Noranda, Quebec. As part of the transfer Mr. St-Pierre was required to move from Breakwater provided accommodations to privately owned accommodations. Breakwater provided to Mr. St-Pierre an interest free loan in the amount of $50,000 for the sole purpose of purchasing accommodations. Within thirty (30)
     days of leaving his employment with Breakwater for any reason, Mr. St-Pierre is required to repay the loan in its entirety. The loan is unsecured.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

        The only material transactions entered into since January 1, 2003 or proposed to be entered into that have affected or are expected to materially affect the Corporation or any of the affiliates of the Corporation involving an officer or director of the Corporation, the principal shareholder of the Corporation or any associate or affiliate of any such persons or companies are as follows:

        a) The Corporation and DSC, entered into an agreement in late 1998, for DSC to act as the exclusive financial advisor to the Corporation. The agreement was for an initial term of one year and thereafter year to year until cancelled, and provided the Corporation with the right to cancel the agreement. The Corporation was obligated to pay to DSC a monthly work fee of $25,000 up to a maximum of $250,000 per annum and an advisory fee of up to one percent of the value of any transaction (the amount being dependent on the type of transaction) completed by the Corporation and 0.5 percent of any equity or debt financing. Pursuant to the terms of the agreement, the Corporation is obligated to pay DSC a fee of $543,000 in connection with the acquisition of the Bouchard-Hebert Mine and the Langlois Mine by the Corporation in May 2000, a fee of $715,000 in connection with the refinancing of the Corporation in April 2000 resulting in the Syndicated Credit Facility, a fee of $101,500 in connection with a public offering of Common Shares completed by the Corporation in May 1999 and a fee of $75,000 in connection with a restructuring of the credit arrangements of the Corporation completed in March 1999. The agreement was terminated by the Corporation effective December 31, 2000. The unpaid balance of $1,000,000 for the above fees (unchanged from 2002) was paid in February 2004. Donald K. Charter, a director of the Corporation, is the Chairman and Chief Executive Officer of DSC. DSC is an indirect, partially-owned subsidiary of Dundee.

        b) Under an agreement reached on December 23, 2002, with the Lenders and Dundee, the Corporation, in consideration for restructuring the credit facilities of the Corporation, granted to the Lenders and Dundee the right to purchase 2,000,000 and 1,000,000 Common Shares respectively, at an exercise price of $0.19. Garth A.C. MacRae, the Chairman and a director of the Corporation, is the Vice-Chairman of Dundee, Donald K. Charter, a director of the Corporation, is the Executive Vice President of Dundee and Jonathan C. Goodman a director of the Corporation, is a director of Dundee.

        c) The Corporation accrued expenses of $500,000 for services provided by Dundee, during the period from October 2001 to December 2003.

APPOINTMENT OF AUDITORS

        The auditor of the Corporation is Deloitte & Touche LLP, Chartered Accountants. The persons named in the form of proxy accompanying this Circular intend to vote for the reappointment of Deloitte & Touche LLP as the auditor of the Corporation for the ensuing year or until its successor is appointed at a remuneration to be fixed by the directors of the Corporation, unless the shareholder has specified in the form of proxy that the Common Shares represented by such proxy are to be withheld from voting in respect thereof.

                                SPECIAL BUSINESS

AMENDMENT OF THE SHARE INCENTIVE PLAN

        Shareholders of the Corporation will be asked to approve an amendment to the share incentive plan of the Corporation, which plan was amended and restated as of May 6, 2002 (the "Plan").

        The Plan is designed to advance the interests of the Corporation by encouraging employees and directors to hold equity in the Corporation through the acquisition of Common Shares. The Plan consists of a share purchase plan, a share option plan and a share bonus plan and is administered by the directors of the Corporation. The Plan currently provides that the maximum number of Common Shares that may be issued for all purposes under the Plan is 22,000,000 Common Shares.

        Under the Plan, (a) the maximum number of Common Shares that may be reserved for issue pursuant to options granted under the Plan to insiders of the Corporation may not exceed 10 percent of the Common Shares outstanding at the time of issue (on a non-diluted basis), (b) the maximum number of Common Shares that may be issued under the Plan to insiders of the Corporation within a one-year period may not exceed 10 percent of the number of Common Shares outstanding at the time of issue (on a non-diluted basis), and (c) the maximum number of Common Shares which may be issued under the Plan within a one-year period to any one insider of the Corporation and such insider's associates may not exceed 5 percent of the number of Common Shares outstanding at the time of issue (on a non-diluted basis), in each case less the aggregate number of Common Shares reserved for issue or issued, as the case may be, to such persons under any other share compensation arrangement (within the meaning of the policy of the TSX of the Corporation.

SHARE PURCHASE PLAN

        The share purchase plan, a component of the Plan (the "Share Purchase Plan"), entitles certain employees of the Corporation to contribute up to 10 percent of their annual basic salary to purchase Common Shares. The Corporation matches each participant's contribution on a quarterly basis and issues Common Shares having a value equal to the aggregate amount contributed to the Share Purchase Plan by each participant and the Corporation. The purchase price per Common Share is the weighted-average of the trading prices of the Common Shares on the TSX for the calendar quarter in respect of which the Common Shares are issued. The Common Shares are delivered to participants who are listed on the head office payroll ("Head Office Participants") 12 months following their date of issue. Participants who are not Head Office Participants ("On-Site Participants") may contribute up to 5 percent of their annual basic salary. On-Site Participants may direct the Corporation to deliver those Common Shares that were acquired with that participant's contribution at any time. Common Shares acquired with the Corporation's contribution are held in safekeeping and delivered 12 months following their date of issue. If there is a take-over bid made for the Common Shares, the directors may, by resolution, make any Common Shares held in trust for a participant immediately deliverable. The Plan currently provides that the maximum number of Common Shares that may be issued under the Share Purchase Plan is 6,500,000 Common Shares, of which 4,343,204 have been issued as of April 29, 2004.

SHARE OPTION PLAN

        The share option plan, a component of the Plan (the "Share Option Plan"), provides that eligible persons thereunder include any director, employee (full-time or part-time), officer or consultant of the Corporation or any subsidiary thereof. A consultant is a person with whom the Corporation or a subsidiary thereof has an agreement for the provision of substantial services.

        The directors of the Corporation have the authority to determine, among other things, subject to the terms and conditions of the Share Option Plan, the terms, limitations, restrictions and conditions of the options granted under the Share Option Plan.

        The Plan currently provides that the maximum number of Common Shares that may be reserved for issue pursuant to options granted under the Share Option Plan is 12,500,000 Common Shares. As of April 29, 2004, 2,319,233 Common Shares have been issued upon the exercise of options granted under the Share Option Plan, 13,647,434 Common Shares have been reserved for issue pursuant to outstanding options granted under the Share Option Plan and 515,000 Common Shares previously subject to options under the Share Option Plan are no longer available by virtue of the exercise by the optionees of their right to terminate their options and to receive cash or Common Shares equal in value to the difference between the fair market value of the Common Shares subject to their option and the exercise price of their option. Accordingly, as of April 29, 2004 there were 3,981,668 more options outstanding than Common Shares available for future option grants under the Stock Option Plan. Of the currently outstanding options, 700,000 options to purchase Common Shares were granted, subject to regulatory and shareholder approval, to five senior officers and one senior employee on February 19, 2004, at an exercise price of $0.75, expiring February 18, 2009, 2,250,000 options to purchase Common Shares were granted, subject to regulatory and shareholder approval, to two executive officers on March 9, 2004, at an exercise price of $0.67, expiring March 8, 2009, 1,000,000 options to purchase Common Shares were granted, subject to regulatory and shareholder approval, to five outside directors on March 9, 2004, at an exercise price of $0.67, expiring March 8, 2009 and 50,000 options to purchase Common Shares were granted, subject to regulatory and shareholder approval, to a senior employee on April 29, 2004, at an exercise price equal to the price of the Common Shares on the TSX at the close of trading on May 3, 2004, expiring April 28, 2009.

        The directors of the Corporation have the authority under the Share Option Plan to establish the exercise price of the option at the time each option is granted thereunder, which exercise price shall in all cases be not less than the closing price of the Common Shares on the TSX on the trading day immediately preceding the date of the grant of such options or such other day as the directors determine.

        Options granted under the Share Option Plan must be exercised no later than ten years after the date of the grant thereof and options are not transferable other than by will or the laws of descent and distribution. If an optionee ceases to be an eligible person under the Plan for any reason whatsoever other than death, each option held by such optionee will cease to be exercisable three months from the date of termination (being the date on which such optionee ceases to be an eligible person). If an optionee dies, the legal representative of the optionee may exercise the optionee's options within one year after the date of the optionee's death but only up to and including the original option expiry date. The Share Option Plan also provides that the grant of options to consultants as well as the termination thereof will be made in accordance with the terms of the agreement entered into between the Corporation and the applicable consultant. Any Common Shares subject to an option that for any reason is cancelled or terminated without having been exercised are again reserved for issue pursuant to the Share Option Plan.

        The Share Option Plan provides that options granted thereunder are subject to vesting provisions unless the directors of the Corporation determine otherwise. The Share Option Plan also contains a provision for all unexercised options (whether vested or unvested) to become immediately exercisable in the event of the acquisition by a person of securities which would entitle such person to exercise 30 percent or more of the votes entitled to be cast at a meeting of the shareholders of the Corporation or the sale of all or substantially all of the property or assets of the Corporation.

        The Corporation may, but is not obligated to, provide any optionee with financial assistance in order to enable such optionee to exercise options granted under the Share Option Plan. The directors of the

Corporation are empowered to determine the interest rate charged and the schedule for the repayment of any loan made to an optionee. Any such loan is to be repayable upon maturity or upon the death of the optionee or earlier in certain other circumstances such as termination of employment and in any event shall be full recourse and repayable within ten years of the exercise of the option. Such loan is to be secured by a pledge of the Common Shares purchased with the proceeds of the loan.

        An optionee may elect under the Share Option Plan to terminate an option, in which case the optionee is entitled to receive consideration either in Common Shares, or with the consent of the Corporation, cash equal in value to the difference between the fair market value of the Common Shares subject to the option and the exercise price of the option.

        Subject to the approval of the directors of the Corporation, options granted under the Share Option Plan may be assigned to the spouse of an optionee, any minor children of the optionee, any minor grandchildren of the optionee, a corporation controlled by the optionee where the only other shareholders of such corporation are the spouse, minor children or minor grandchildren of the optionee, or a family-trust where the optionee is the trustee of such trust and the beneficiaries of such trust do not include anyone other than the spouse, minor children or minor grandchildren.

SHARE BONUS PLAN

        The share bonus plan, a component of the Share Incentive Plan (the "Share Bonus Plan"), allows for the issue of Common Shares as a discretionary bonus to any director, employee (full-time or part-time), officer or consultant of the Corporation or any subsidiary thereof who are designated under the Share Bonus Plan from time to time. The number of Common Shares reserved for issue under the Share Bonus Plan is 3,000,000 Common Shares of which 1,200,000 have been issued as of April 29, 2004.

PROPOSED AMENDMENT

        The directors of the Corporation have approved the amendment of the Plan to provide that the maximum number of Common Shares that may be issued under the Plan shall be 34,500,000 Common Shares, that the maximum number of Common Shares that may be issued pursuant to the Share Purchase Plan shall be 7,500,000 Common Shares, that the maximum number of Common Shares that may be issued upon the exercise of options granted under the Share Option Plan shall be 23,000,000 Common Shares and that the maximum number of Common Shares that may be issued under the Share Bonus Plan shall be 4,000,000 Common Shares.

        According to the policy of the TSX relating to share compensation arrangements, when shareholders approve a share incentive plan, the maximum number of shares that may be issued under the share incentive plan must be specified. A change in the maximum number of shares that may be issued under a share incentive plan is considered to be an amendment to a share incentive plan and, in accordance with such policy of the TSX, is required to be approved by shareholders. Accordingly, shareholders of the Corporation will be asked to consider approving the amendment of the Plan to, among other things, increase the maximum number of Common Shares that may be issued under the Plan to 34,500,000 Common Shares, of which 7,500,000 will be the maximum number that may be issued under the Share Purchase Plan, 23,000,000 will be the maximum number that may be issued under the Share Option Plan and 4,000,000 will be the maximum number that may be issued under the Share Bonus Plan.

        The affirmative vote of a majority of the votes cast in respect thereof is required in order to approve such amendments to the Share Purchase Plan and Share Option Plan portions of the Plan. The affirmative vote of a majority of the disinterested votes cast in respect thereof is required in order to approve the proposed amendment to the Share Bonus Plan portion of the Plan. Shareholders who will not be eligible to vote in respect of the proposed amendment to the Share Bonus Plan comprise any officer or director who is eligible to receive Common Shares issued under the Share Bonus Plan portion of the Plan. The number of Common Shares that will not be eligible to vote in respect of the proposed amendment to the Share Bonus Plan is 1,330,219.

        Shareholders will be asked to consider and, if thought fit, approve a resolution authorizing the grant of an aggregate 700,000 options to purchase Common Shares on February 19, 2004 at an exercise price of $0.75, expiring February 18, 2009, 3,250,000 options to purchase Common Shares on March 9, 2004 at an exercise price of $0.67, expiring March 8, 2009 and 50,000 options to purchase Common Shares on April 29, 2004 at a price equal to the price of the Common Shares on the TSX at the close of trading on May 3, 2004, expiring April 28, 2009.

        The affirmative vote of a majority of the disinterested votes cast in respect thereof is required in order to approve the proposed grant of options to purchase Common Shares. Shareholders who will not be eligible to vote in respect of the proposed grant of options to purchase Common Shares comprise any officer or director who was granted any of the options to purchase Common Shares which were subject to the regulatory and shareholder approval. The number of Common Shares that will not be eligible to vote in respect of the proposed grant of options to purchase Common Shares is 1,237,784.

INTENTION OF DIRECTORS AND EXECUTIVE OFFICERS

        All of the directors and executive officers of the Corporation have indicated that they intend to vote their Common Shares for each of the motions described in the Notice of the Meeting. IN ADDITION, UNLESS INSTRUCTED OTHERWISE, THE PERSONS NAMED IN THE FORM OF PROXY ACCOMPANYING THIS CIRCULAR INTEND TO VOTE THE COMMON SHARES REPRESENTED BY SUCH PROXIES FOR EACH OF THE MOTIONS.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        The TSX has adopted corporate governance guidelines that address matters such as the constitution and independence of corporate boards, the functions to be performed by the boards and other matters meant to further sound corporate governance. Listed companies are required to provide a complete description of corporate governance systems, where the listed company differs in its practices from those recommended by the TSX and where the corporate governance practices recommended by the TSX may not be applicable to the specific listed company.

        The board of directors of the Corporation believes that sound and appropriate corporate governance practices are important for the effective and efficient operation of the Corporation. In accordance with the disclosure requirements of the TSX the particulars of the Corporation's system of corporate governance are set out in Schedule `A' attached hereto.

GENERAL

        Financial information is provided in the Corporation's comparative financial statements and management's discussion and analysis ("MD&A") thereof for the year ended December 31, 2003. Copies of the most recent annual information form, annual report, which includes the MD&A and financial statements for the year ended December 31, 2003 and subsequent interim reports which include interim MD&A and interim financial statements of the Corporation may be obtained, upon request, from the Secretary of the Corporation, Suite 950, 95 Wellington Street West, Toronto, Ontario M5J 2N7, telephone: 416-363-4798, email: INVESTORINFO@BREAKWATER.CA, website: WWW.BREAKWATER.CA or by accessing the disclosure documents of the Corporation available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com. The Corporation

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may require the payment of a reasonable fee in respect of a request therefor made by a person who is not a shareholder of the Corporation.

        The contents of this Circular and the sending thereof to the shareholders of the Corporation have been approved by the directors of the Corporation.

                                                    By Order of the Board


April 29, 2004                                      (signed) Garth A.C. MacRae
                                                    Chairman of the Board

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

                                                 SCHEDULE `A'

                                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

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CORPORATE GOVERNANCE GUIDELINE        IS BREAKWATER       REMARKS
                                      ALIGNED?
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1. Explicit assumption of
responsibility for the stewardship
of the Corporation, and
specifically for:
-------------------------------------------------------------------------------------------------------------
a. adoption of a strategic planning   YES                 Management is responsible for developing
process                                                   corporate strategies and making recommendations
                                                          as to the implementation thereof. The directors
                                                          of the Corporation are responsible for reviewing
                                                          and approving such strategies, on a regular
                                                          basis, and monitoring management's success at
                                                          implementing those strategies that meet with the
                                                          directors' approval.
-------------------------------------------------------------------------------------------------------------
b. identification of principal        YES                 The directors of the Corporation require
risks, and implementing risk                              management of the Corporation to provide complete
management systems                                        and accurate information with respect to the
                                                          Corporation's activities and to provide relevant
                                                          information concerning the industry in which the
                                                          Corporation operates in order to identify and
                                                          manage business risks.
-------------------------------------------------------------------------------------------------------------
c. succession planning including      YES                 The Compensation Committee, reviews and, where
appointing, training and monitoring                       appropriate, provides recommendations to the
senior management                                         directors of the Corporation regarding the
                                                          appointment of officers and succession plans for
                                                          officers.
-------------------------------------------------------------------------------------------------------------
d. communications policy              YES                 Information regarding the Corporation is
                                                          available to shareholders via the internet,
                                                          email, mail, facsimile and telephone.
                                                          Shareholder inquiries are responded to on a
                                                          timely basis by the appropriate officer of the
                                                          Corporation.
-------------------------------------------------------------------------------------------------------------
e. integrity of internal control      YES                 The Corporation maintains a system of internal
and management information systems                        controls designed to provide reasonable assurance
                                                          that the Corporation's assets are protected and
                                                          that events and transactions are properly recorded
                                                          as they occur. The internal control structure is
                                                          tested and evaluated by the independent auditors
                                                          in connection with their annual audit. Deloitte &
                                                          Touche LLP, the independent auditors appointed by
                                                          the shareholders to audit the consolidated financial
                                                          statements, have full and unrestricted  access to
                                                          the Audit
-------------------------------------------------------------------------------------------------------------

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
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                                                          Committee to discuss their audit and their related
                                                          findings as to the integrity of the financial
                                                          reporting process. During the course of their audit,
                                                          Deloitte & Touche LLP review the Corporation's
                                                          system of internal controls to the extent necessary
                                                          to render their opinion on the consolidated
                                                          financial statements.

                                                          The directors of the Corporation are responsible
                                                          for ensuring that management fulfills its
                                                          responsibilities for financial reporting and
                                                          internal control. The board is assisted in
                                                          exercising its responsibilities through the Audit
                                                          Committee, which is composed of three unrelated
                                                          directors. The Audit Committee meets periodically
                                                          with management and the independent auditors to
                                                          satisfy itself that management's responsibilities
                                                          are properly discharged, to review the
                                                          consolidated financial statements and to
                                                          recommend approval of the consolidated financial
                                                          statements to the board.
-------------------------------------------------------------------------------------------------------------
2. Majority of directors should be    YES                 In 2003 the Corporation had seven directors. The
"unrelated" (independent from                             directors of the Corporation have concluded that
management and free from                                  four of the seven directors were unrelated.
interfering or conflicting interest)
-------------------------------------------------------------------------------------------------------------
3. Principles supporting the          YES                 Three of the directors are also officers or
determination of whether a director                       former officers of the Corporation and as such
is "unrelated"                                            are considered to be related directors. They are
                                                          Garth A.C. MacRae, Chairman; Colin K. Benner,
                                                          President and Chief Executive Officer and Gordon
                                                          F. Bub, former Chairman and Chief Executive
                                                          Officer. Donald K.Charter, Jonathan C. Goodman,
                                                          Allen J. Palmiere and A. Murray Sinclair, Jr. are
                                                          considered to be independent of management and
                                                          free of any interest or business relationship
                                                          that may interfere with their judgement. No
                                                          shareholder of the Corporation has the ability to
                                                          exercise a majority of the votes for the election
                                                          of the directors of the Corporation.
-------------------------------------------------------------------------------------------------------------
4. Appoint a committee responsible    NO                  The responsibility for proposing new nominees to
for proposing and assessing                               the board falls to the full board of directors of
directors                                                 the Corporation.
-------------------------------------------------------------------------------------------------------------
5. Implement a process for            NO                  The directors of the Corporation did not formally
assessing the effectiveness of the                        assess the effectiveness of the board as a whole,
board, its committees and                                 committees of the board or individual directors.
individual directors
-------------------------------------------------------------------------------------------------------------
6. Provide orientation and            YES                 Orientation and education of new directors is
-------------------------------------------------------------------------------------------------------------
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

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education programs for new directors                      tailored to the new director's background and
                                                          experience.
-------------------------------------------------------------------------------------------------------------
7. Examine the size of the board      YES                 The directors of the Corporation have considered
with a view to the board's                                the size of the board with a view to determining
effectiveness in making decisions                         their effectiveness and have concluded that the
                                                          number of directors is appropriate. As the board
                                                          is presently constituted, the directors' skills,
                                                          backgrounds and strengths allow for diverse
                                                          representation while the number of directors is
                                                          small enough to allow for effective deliberation.
-------------------------------------------------------------------------------------------------------------
8. Review the adequacy and form of    YES                 From time to time the directors of the
compensation of directors in light                        Corporation review the adequacy and form of
of risks and responsibilities of an                       compensation of directors in order to ensure
effective director                                        compensation is commensurate with the risks and
                                                          responsibilities the directors assume.
-------------------------------------------------------------------------------------------------------------
9. Committees - Description of                            The board of directors of the Corporation has
board committees, mandates,                               three committees, the audit committee, the
activities and composition                                compensation committee and the hedging strategies
                                                          committee. From time to time ad hoc committees
                                                          of the directors may be formed as necessary to
                                                          deal with specific situations.
-------------------------------------------------------------------------------------------------------------
a.  Audit Committee                   YES                 In 2003 the audit committee was composed of three
                                                          directors, all of whom were unrelated directors.
                                                          The audit committee is responsible for reviewing
                                                          the Corporation's financial reporting procedures,
                                                          internal controls and the performance of the
                                                          financial management and independent auditors of
                                                          the Corporation. The audit committee also
                                                          reviews the annual audited financial statements
                                                          and recommends their acceptance to the board.
                                                          (See also 1.e.) During 2003 the members of the
                                                          audit committee were Allen J. Palmiere (Chair),
                                                          A. Murray Sinclair, Jr. and Jonathan C. Goodman.
-------------------------------------------------------------------------------------------------------------
b. Compensation Committee             YES                 The compensation committee is responsible for
                                                          administering the Corporation's share incentive
                                                          plan and reviewing and approving the levels of
                                                          compensation for the senior executives of the
                                                          Corporation. In 2003 the committee was composed
                                                          of three directors, all of whom were unrelated
                                                          directors. The members of the committee were
                                                          Donald K. Charter (Chair), A. Murray Sinclair,
                                                          Jr. and Allen J. Palmiere.
-------------------------------------------------------------------------------------------------------------
c. Hedging Committee                  DOES NOT ALIGN AS   The hedging committee is responsible for
                                      TO COMPOSITION.     formulating and implementing hedging strategies
                                                          for the Corporation. In 2003 the
-------------------------------------------------------------------------------------------------------------

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                                       4
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
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                                                          committee was composed of two directors, both of
                                                          whom were related directors, and the Chief
                                                          Financial Officer. During 2003 the members of the
                                                          committee were Colin K. Benner, Garth A.C. MacRae
                                                          and Rene R. Galipeau.
-------------------------------------------------------------------------------------------------------------
10. Express assumption of             YES                 It is the view of the board at this time that all
responsibility for corporate                              of the directors of the Corporation should assume
governance either by the board or a                       responsibility for corporate governance issues.
committee thereof
-------------------------------------------------------------------------------------------------------------
11. a.  Define limits to
management's responsibilities by
developing mandates for:
-------------------------------------------------------------------------------------------------------------
i. the Board                          YES                 The directors of the Corporation operate pursuant
                                                          to the mandate set out in the Canada Business
                                                          Corporations Act that provides that the directors
                                                          of the Corporation are to manage the business and
                                                          affairs of the Corporation and to act with a view
                                                          to the best interests of the Corporation.
-------------------------------------------------------------------------------------------------------------
ii. the CEO                           YES                 Subject to the authority of the directors of the
                                                          Corporation, the CEO has a mandate to generally
                                                          supervise the business and affairs of the
                                                          Corporation.
-------------------------------------------------------------------------------------------------------------
b. Board should approve CEO's         YES                 The directors of the Corporation, in their
corporate objectives                                      regular meetings, assess the performance of
                                                          management of the Corporation, including the CEO.
                                                          Management of the Corporation clearly understands
                                                          that all transactions or matters of a material
                                                          nature must be presented by management to the
                                                          directors for approval.
-------------------------------------------------------------------------------------------------------------
12. Establish structures and          YES                 Garth A.C. MacRae is Chairman of the board of
procedures to ensure that the board                       directors while Colin K. Benner is the Chief
can function independently of                             Executive Officer of the Corporation.
management
-------------------------------------------------------------------------------------------------------------
13.a. Establish an Audit Committee    YES                 See 9.a. above.
with a defined mandate
-------------------------------------------------------------------------------------------------------------
b. Audit Committee composed only of   YES                 See 9.a. above.
outside directors
-------------------------------------------------------------------------------------------------------------
14. Implement a system which          YES                 Individual directors may engage independent,
enables individual directors to                           professional advisors at the Corporation's
engage outside advisors at the                            expense in appropriate circumstances.  The Audit
Corporation's expense                                     Committee approves such requests.
-------------------------------------------------------------------------------------------------------------

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